EXHIBIT 10.1

COMPENSATION AGREEMENT

This Compensation Agreement is dated as of May 3, 2007 among U.S. Energy Initiatives Corporation, a Georgia corporation (the “Company”), and Darrin Ocasio (“Consultant”).

WHEREAS, the Company has requested the Consultant to provide the Company with legal services in connection with their business, and the Consultant has agreed to provide the Company with such legal services; and

WHEREAS, the Company wishes to compensate the Consultant with shares of its common stock for such services rendered;

NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. The Company will issue up to 1,136,364 shares of the Company’s common stock, par value $.001 per share, to the Consultant immediately following the filing of a registration statement on Form S-8 with the Securities and Exchange Commission registering such shares, as set forth in Section 2 below. The shares to be issued shall represent consideration for legal services performed and to be performed by the Consultant on behalf of the Company.

2. The above compensation shall be registered using a Form S-8. The Company shall file such Form S-8 with the Securities and Exchange Commission within five business days of the execution of this agreement.

IN WITNESS WHEREOF, this Compensation Agreement has been executed by the Parties as of the date first above written.

By:	/s/ DARRIN OCASIO
Darrin Ocasio

U.S. ENERGY INITIATIVES CORPORATION

By:	/s/ Mark Clancy
By: Mark Clancy
Chief Executive Officer